SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019 (April 23, 2019)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the shareholders of LCNB Corp. (“LCNB”) was held on April 23, 2019. At the meeting, the following items were voted on by the shareholders of LCNB:

1.	Electing three Class II directors for a three-year term;

2.	Ratifying the appointment of BKD, LLP as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2019.
The following nominees were elected as Class II directors by the votes indicated below. In addition to the votes reported below, there were 3,722,028 broker non-votes on the proposal for the election of each director.

Director	For	Withheld
Steve P. Foster	7,273,893.79	410,993.12
Michael J. Johrendt	7,438,235.21	246,651.70
Anne E. Krehbiel	6,251,789.29	1,433,097.62
Valerie S. Krueckeberg	6,156,353.43	1,528,533.48

The ratification of the appointment of BKD, LLP as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
11,059,957.12	125,746.00	221,211.79

Item 8.01 Other Events.

LCNB issued a press release on April 24, 2019 announcing that its Board of Directors authorized a share repurchase program (the “Program”). Under the terms of the Program, LCNB is authorized to repurchase up to 500,000 of its outstanding common shares. The Program may be suspended or discontinued at any time without notice. A copy of the press release dated April 24, 2019 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description

99.1	Press release issued by LCNB Corp. on April 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 24, 2019	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer